Exhibit 99.5

Citigroup Inc.
SGD 215,000,000 4.05% Notes due June 2016
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Singapore Dollars ("SGD")
3.	Aggregate Nominal Amount:	SGD 215,000,000
4.	Issue Price:	99.939% of the Aggregate Nominal Amount
5.	Specified Denominations:	SGD 250,000
6.	Issue Date:	29 June 2006
7.	Maturity Date:	29 June 2016
8.	Interest Basis:	Semi-annually in arrears at a fixed rate from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Subordinated
11.	Listing:	Not Applicable
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.05% per annum payable semi-annually in arrears
	(ii) Interest Payment Dates:	29 June and 29 December in each year from, and including, 29 December 2006 to, and including, the Maturity Date, subject to adjustment in accordance with the Modified Following Business Day Convention
	(iii) Day Count Fraction:	Actual/365 Fixed (unadjusted)
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable upon redemption for tax purposes or event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes.
16.	Additional Financial Centers relating to Payment Dates:	London, New York and Singapore
17.	Redenomination, renominalisation and reconventioning provisions:	Applicable
18.	Consolidation provisions:	Applicable in the event of further issuances.
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

20.	ISIN Code:	XS0258939643
21.	Common Code:	025893964